Exhibit 31.1

CERTIFICATION PURSUANT TO RULE 13A-14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION

302 OF THE SARBANES OXLEY ACT OF 2002

I, Steve A. Smith, certify that:

1.I have reviewed this Form 10-K/A for the year ended December 31, 2019 of Duke Mountain Resources, Inc.

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:May 13, 2020/s/Steve A. Smith, Jr.

Steve A. Smith, Jr.

Certification of Principal Executive Officer